As filed with the Securities and Exchange Commission on November 30, 2010

Registration No. 001-34805

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MOTOROLA MOBILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2780868
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 North US Highway 45 Libertyville, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

847-523-5000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our Information Statement is filed as Exhibit 99.1 to this Form 10 (“Information Statement”). For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Caption	Location in Information Statement
Item 1.	Business	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Separation,” “Capitalization,” “Business,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 1A.	Risk Factors	The following sections of our Information Statement are hereby incorporated by reference: “Risk Factors” and “Forward-Looking Statements”

Item 2.	Financial Information	The following sections of our Information Statement are hereby incorporated by reference: “Summary—Selected Financial Data of Motorola Mobility Holdings, Inc.,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	The following section of our Information Statement is hereby incorporated by reference: “Business—Other Information—Properties/Manufacturing,”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	The following section of our Information Statement is hereby incorporated by reference: “Security Ownership of Management, Directors and Principal Stockholders”

Item 5.	Directors and Executive Officers	The following section of our Information Statement is hereby incorporated by reference: “Management”

Item 6.	Executive Compensation

The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Compensation Discussion and Analysis,” “Named Executive Officer Compensation” and “Certain Relationships

and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions and Director Independence	The following sections of our Information Statement are hereby incorporated by reference: “Certain Relationships and Related Party Transactions,” “Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item No.	Caption	Location in Information Statement
Item 8.	Legal Proceedings	The following section of our Information Statement is hereby incorporated by reference: “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock”

Item 10.	Recent Sales of Unregistered Securities	Not applicable

Item 11.	Description of Registrant’s Securities to be Registered	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	The following section of our Information Statement is hereby incorporated by reference: “Description of Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers”

Item 13.	Financial Statements and Supplementary Data	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a)	List of Financial Statements and Schedules.

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Condensed Combined Financial Statements of Motorola Mobility Holdings, Inc.; and

(2)	Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)	Exhibits.

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description

2.1	Amended and Restated Master Separation and Distribution Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

3.1	Form of Restated Certificate of Incorporation of the Registrant.

3.2	Form of Restated Bylaws of the Registrant.

10.1	Amended and Restated Intellectual Property Assignment Agreement between Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

Exhibit No.	Exhibit Description

10.2	Amended and Restated Intellectual Property License Agreement between Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

10.3	Amended and Restated Exclusive License Agreement between Motorola Trademark Holdings, LLC and Motorola, Inc. effective as of July 30, 2010.†††

10.4	Tax Sharing Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

10.5	Form of Transition Services Agreement—Motorola Mobility Provided Services among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc.††

10.6	Form of Transition Services Agreement—Motorola Solutions Provided Services among Motorola, Inc., Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation) and Motorola Mobility, Inc.††

10.7	Amended and Restated Employee Matters Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.††

10.8	Employment Agreement between Motorola, Inc. and Dr. Sanjay K. Jha effective as of August 4, 2008, as amended on December 15, 2008 and February 11, 2010.†††

10.9	Employment Offer Letter between Motorola, Inc. and Daniel M. Moloney effective as of July 30, 2010.†

10.10	Employment Offer Letter between Motorola, Inc. and William C. Ogle effective as of July 6, 2009.†

10.11	Form of Motorola Mobility Holdings, Inc. Legacy Incentive Plan.†††

10.12	Mobile Application Distribution Agreement between Motorola, Inc. and Google Inc. dated as of June 8, 2009 (previously filed as Exhibit 10.14).**

10.13	Term Sheet for Subscriber Units and Services Agreement between Nextel Communications, Inc. and Motorola, Inc. dated as of December 31, 2003 (previously filed as Exhibit 10.15).**

10.14	Amendment Twenty-Seven to the Term Sheet for Subscriber Units and Services Agreement between Nextel Communications, Inc. and Motorola, Inc., effective January 1, 2010 (previously filed as Exhibit 10.16).††

10.15	Corporate Supply Agreement between Broadcom Corporation and Motorola, Inc. dated as of November 17, 2008 (previously filed as Exhibit 10.17).**

10.16	Form of SpinCo Contribution Agreement between Motorola, Inc. and Motorola Mobility Holdings, Inc.†††

21	List of subsidiaries of Motorola Mobility Holdings, Inc.††

99.1	Preliminary Information Statement of Motorola Mobility Holdings, Inc., subject to completion, dated November 30, 2010.

99.2	Opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the transfer of certain property and liabilities to Motorola Mobility, Inc. in preparation for the distribution.†

99.3	Opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the distribution and certain related transactions.

99.4	Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R. Hambrecht and Keith A. Meister (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed by Motorola, Inc. on April 8, 2008) (File No. 1-7221)).

Exhibit No.	Exhibit Description

99.5	Letter Agreement, dated November 30, 2010 by and among Motorola Mobility Holdings, Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn and Daniel A. Ninivaggi.

99.6	Confidentiality Agreement, dated November 30, 2010 by and among Motorola Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn and Daniel A. Ninivaggi.

**	An application for confidential treatment for selected portions of this agreement has been filed with the Securities and Exchange Commission.
†	Previously filed on August 31, 2010.
††	Previously filed on October 8, 2010.
†††	Previously filed on November 12, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MOTOROLA MOBILITY HOLDINGS, INC.

By:	/s/ Sanjay K. Jha
Name:	Dr. Sanjay K. Jha
Title:	Chief Executive Officer

Dated: November 30, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Amended and Restated Master Separation and Distribution Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

3.1	Form of Restated Certificate of Incorporation of the Registrant.

3.2	Form of Restated Bylaws of the Registrant.

10.1	Amended and Restated Intellectual Property Assignment Agreement between Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

10.2	Amended and Restated Intellectual Property License Agreement between Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

10.3	Amended and Restated Exclusive License Agreement between Motorola Trademark Holdings, LLC and Motorola, Inc. effective as of July 30, 2010.†††

10.4	Tax Sharing Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.†

10.5	Form of Transition Services Agreement—Motorola Mobility Provided Services among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc.††

10.6	Form of Transition Services Agreement—Motorola Solutions Provided Services among Motorola, Inc., Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation) and Motorola Mobility, Inc.††

10.7	Amended and Restated Employee Matters Agreement among Motorola Mobility Holdings, Inc. (f/k/a Motorola SpinCo Holdings Corporation), Motorola Mobility, Inc. and Motorola, Inc. effective as of July 31, 2010.††

10.8	Employment Agreement between Motorola, Inc. and Dr. Sanjay K. Jha effective as of August 4, 2008, as amended on December 15, 2008 and February 11, 2010.†††

10.9	Employment Offer Letter between Motorola, Inc. and Daniel M. Moloney effective as of July 30, 2010.†

10.10	Employment Offer Letter between Motorola, Inc. and William C. Ogle effective as of July 6, 2009.†

10.11	Form of Motorola Mobility Holdings, Inc. Legacy Incentive Plan.†††

10.12	Mobile Application Distribution Agreement between Motorola, Inc. and Google Inc. dated as of June 8, 2009 (previously filed as Exhibit 10.14).**

10.13	Term Sheet for Subscriber Units and Services Agreement between Nextel Communications, Inc. and Motorola, Inc. dated as of December 31, 2003 (previously filed as Exhibit 10.15).**

10.14	Amendment Twenty-Seven to the Term Sheet for Subscriber Units and Services Agreement between Nextel Communications, Inc. and Motorola, Inc., effective January 1, 2010 (previously filed as Exhibit 10.16).††

10.15	Corporate Supply Agreement between Broadcom Corporation and Motorola, Inc. dated as of November 17, 2008 (previously filed as Exhibit 10.17).**

10.16	Form of SpinCo Contribution Agreement between Motorola, Inc. and Motorola Mobility Holdings, Inc.†††

21	List of subsidiaries of Motorola Mobility Holdings, Inc.††

Exhibit No.	Exhibit Description

99.1	Preliminary Information Statement of Motorola Mobility Holdings, Inc., subject to completion, dated November 30, 2010.

99.2	Opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the transfer of certain property and liabilities to Motorola Mobility, Inc. in preparation for the distribution.†

99.3	Opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the distribution and certain related transactions.

99.4	Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R. Hambrecht and Keith A. Meister (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed by Motorola, Inc. on April 8, 2008) (File No. 1-7221)).

99.5	Letter Agreement, dated November 30, 2010 by and among Motorola Mobility Holdings, Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn and Daniel A. Ninivaggi.

99.6	Confidentiality Agreement, dated November 30, 2010 by and among Motorola Inc., Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn and Daniel A. Ninivaggi.

**	An application for confidential treatment for selected portions of this agreement has been filed with the Securities and Exchange Commission.
†	Previously filed on August 31, 2010.
††	Previously filed on October 8, 2010.
†††	Previously filed on November 12, 2010.